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                                                                   EXHIBIT 10.22

                      REGULATION S DISTRIBUTION AGREEMENT

     THIS AGREEMENT is made this 31st day of October, 1996 by and between SCIENTIFIC MEASUREMENT SYSTEMS, INC., a Texas corporation, whose main offices are located at 2210 Denton Drive, Austin, Texas 78758, referred to as "SCMS"); and BERKSHIRE INTERNATIONAL FINANCE, INC., a Delaware corporation (hereinafter referred to as "BERKSHIRE"), with principal executive offices located at 551 Fifth Avenue, Suite 605, New York, NY 10017.

                              W I T N E S S E T H

     WHEREAS, SCMS is a "reporting issuer" within the meaning of Rule 902(1) of Regulation S, 17 CFR Section 240.901 et seq. promulgated under the Securities Act of 1933 ("Regulation S") which files reports with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), and whose stock is traded on the NASDAQ Small Cap under the symbol "SCMS".

     WHEREAS, BERKSHIRE is acting as a "distributor" within the meaning of Rule 902(c) of Regulation S; and

     WHEREAS, BERKSHIRE desires to assist SCMS in obtaining equity capital pursuant to an offering conducted in compliance with Regulation S upon the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

I.  WARRANTIES AND COVENANTS
    ------------------------

      1.01 BERKSHIRE shall use its "best efforts" to obtain subscriptions for up to approximately $1,000,000 worth of SCMS Common Stock (the "Securities") in an offering conducted pursuant to Rule 903 of Regulation S (the "Offering"). The Offering will consist of approximately 1,600,000 shares of Common Stock offered at a price of 30% below the closing bid price of the Company's common stock on the day immediately prior to the execution of the attached Offshore Securities Subscription Agreement by the Purchaser. Such subscriptions shall be in the form of a Subscription Agreement (a copy of which is attached hereto) executed by a prospective purchaser.

     1.02 BERKSHIRE represents and warrants that all offers and sales of the Securities shall be made only in accordance with the provisions of Rule 903 or 904 of Regulation S.

      1.03 BERKSHIRE represents and warrants that all offers and sales of the Securities will be made in an "offshore transaction," as defined in Rule 902(i) of Regulation S.

     1.04 BERKSHIRE represents and warrants that none of BERKSHIRE, any affiliate of BERKSHIRE, or any person acting on behalf of any of them will engage in any "directed selling efforts", as defined by Rule 902(b) of Regulation S, in the United States with respect to the offer and sale of the Securities.
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     1.05  BERKSHIRE represents and warrants that any offering materials or documents (except press releases) used in connection with offers and sales of Securities shall include statements to the effect that the Securities have not been registered under the Securities Act of 1933 (the "Securities Act") and may not be offered or sold in the United States or to U.S. persons (other than distributors as that term is defined under Rule 902(c) of Regulation S) unless the Securities are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. Such statements shall appear on all materials as provided under Rule 902(h)(2)(i), (ii), and
(iii) of Regulation S.

     1.06 BERKSHIRE represents and warrants that no offer or sale will be made to, or for the account or benefit of, a "U.S. person," as defined by Rule 902(o) of Regulation S. BERKSHIRE further warrants and represents to SCMS that, to the best of its knowledge, no Purchaser of any Securities sold pursuant to this Agreement has entered into or intends to enter into any short sales of SCMS common stock in any U.S. trading market.

     1.07 BERKSHIRES shall advise SCMS of legends or restriction required by foreign countries, if any, pertaining to the Securities which SCMS shall cause to be placed on the certificates representing the Securities; and BERKSHIRE shall take all steps necessary to ensure that any offers and sales made pursuant to this Agreement comply with the laws and regulations of all foreign regulatory and/or self-regulatory authorities.

     1.08 SCMS and BERKSHIRE agree that the certificates for any Securities sold pursuant to this Agreement shall include the following restrictive legend:

            "These shares have been issued pursuant to Regulation S as an exemption to the registration provisions under the Securities Act of 1933, as amended. These shares cannot be transferred, offered or sold in the U.S. or to U.S. persons (as defined in Regulation S) until after __________________, 1996 (Forty-one days after issuance)."

      1.09 SCMS shall maintain its status as a corporation in good standing and as reporting issuer under the Exchange Act, operating in all material respects in accordance with its most recent reports filed under the Exchange Act and provided to BERKSHIRE.

     1.10 BERKSHIRE acknowledges that it is not authorized to and will not give any information or make any representation in connection with the offer or sale of the Securities other than those which are contained in disclosure materials approved by SCMS in advance. BERKSHIRE agrees that it is not an agent of SCMS and that it is not authorized to and will not incur any obligation or enter into any agreement on behalf of SCMS in any manner or respect.

     1.11 SCMS shall promptly issue certificates representing the Securities upon notice by Escrow Agent (as hereinafter defined) that the Subscription Agreement has been executed by the Purchaser and accepted by SCMS.

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II.  COMPENSATION
     ------------

     2.01 SCMS hereby agrees to compensate BERKSHIRE 10% of the gross dollars raised as a fee. As an additional fee, SCMS agrees to compensate BERKSHIRE by granting them concurrent with the Closing and funding to SCMS of gross proceeds of $1,000,000 pursuant to the Offering, 150,000 stock purchase warrants exerciseable at $0.875. The warrants will be five years warrants with no call provisions and piggyback registration rights and a one-time demand registration after 12 months.

     2.02 All subscriptions funds received by BERKSHIRE will be directed to the Attorney Trust Account of Levy & Levy, P.A., Attn: William N. Levy, Esq. as Escrow Agent. Each time that SCMS delivers a certificate for Securities sold in accordance with Regulation S, pursuant to a Subscription Agreement accepted by SCMS, the sale proceeds will be immediately delivered to SCMS in a certified check or wire, less the 10% fee to BERKSHIRE and a one-half of one percent (0.005) escrow fee to Levy & Levy, P.A.

III. INDEMNIFICATION
     --------------

     3.01 BERKSHIRE and SCMS agree to indemnify and hold harmless the Escrow Agent from any and all claims, liabilities, losses, actions, suits, or proceedings, at law or in equity, that it may incur or with which it may be threatened by reason of its acting as Escrow Agent as described herein (including but not limited to expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever); provided, however, that the provisions of this paragraph shall not apply in the event of any claim, liability, loss, action, suit, or proceeding resulting from the breach of by the Escrow Agent of any provision of this Agreement or from its gross negligence or willful misconduct.

     3.02 SCMS agrees to indemnify and hold harmless BERKSHIRE, its directors and each person, if any, who controls BERKSHIRE within the meaning of Section 15 of the Securities Act as follows:

          a. Against any loss, liability, claim, damage and expense arising out of (including but not limited to expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon) any untrue or alleged untrue statement of material fact contained in the offering materials (as amended and supplemented) furnished to BERKSHIRE by SCMS, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon and in conformity with written information furnished to SCMS by BERKSHIRE expressly for use in the offering materials or any amendment or supplement thereof; and

          b. Against any loss, liability, claim, damage and expense to the extent of the aggregate amount paid in settlement of any litigation commenced or threatened, or of any claim based upon any untrue statement or omission or any alleged untrue statement or omission (including but not limited


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to expenses reasonably incurred in investigating, preparing or defending against any such litigation or claim), if such settlement is effected with the written consent of SCMS.

     3.03 BERKSHIRE agrees to indemnify and hold harmless SCMS, its directors, officers, employees, attorneys, accountants, agents and affiliates, and each person, if any, who controls any of the foregoing persons within the meaning of
Section 15 of the Securities Act as follows:

          a. Against any loss, liability, claim, damage or expense resulting from or arising out of (including but not limited to expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon) (i) BERKSHIRE's violation or alleged violation of Regulation S or any other applicable law, (ii) any breach by BERKSHIRE of any of its representations, warranties, covenants or agreements contained in this Agreement, or (iii) any untrue or alleged untrue statement of a material fact contained in the offering materials (as amended and supplemented) prepared by BERKSHIRE, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the offering materials upon and in conformity with written information furnished to BERKSHIRE by SCMS specifically for use in the preparation thereof; and

          b. Against loss, liability, claim, damage or expense to the extent of the aggregate amount paid in settlement of any litigation commenced or threatened, or of any claim based upon any untrue statement or omission or any alleged untrue statement or omission (including but not limited to expenses reasonably incurred in investigating, preparing or defending against any such litigation or claim), if such settlement is effected with the written consent of BERKSHIRE.

IV.  TERMINATION
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     4.01 The Offering will terminate at 12:00 P.M. EST on the 5th day following the signing of the Agreement for the first $500,000. The second $500,000 Offering will terminate on the 20th day following the signing of this Agreement, unless extended by SCMS in writing.

V.  MISCELLANEOUS
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    5.01  This Agreement is binding on all parties, as well as on their successors, assignees and representative, and constitutes the entire Agreement between the parties. This Agreement may be modified or amended solely by a written agreement executed by the parties hereto, and may be executed in counterparts.

    5.02 The parties shall resolve any dispute arising hereunder before an arbitrator selected pursuant to the rules of the American Arbitration Association and each party shall bear their own attorney's fees and costs of such arbitration. Disputes under this Agreement as well as all of the terms and conditions of this Agreement shall be governed in accordance with and by the laws of the State of New York.


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VI.  RESTRICTIVE CLAUSES
     -------------------

     6.01 SCMS agrees that it will not participate or engage in any Regulation S Private Placement Transactions with any other distributor or foreign purchaser other than through BERKSHIRE for a period of 90 days subsequent to the Closing of the last Regulation S transaction by or through BERKSHIRE. For a period of six months from the last Reg S Closing, SCMS agrees to grant BERKSHIRE the First Right of Refusal on all Regulation S Transactions (BERKSHIRE would have 48 hours to match any bona fide offer and have 5 additional business days to complete same).

     6.02 In the event SCMS engages in a non-Regulation S Private Placement (Reg. D or 4(2) financing), for a period of three months after the last Reg S Closing. SCMS hereby agrees not to sell any stock to a non-U.S. resident or any one else who might qualify for a Regulation S transaction without:

(i) BERKSHIRE's written consent which shall not be unreasonably withheld; or
(ii) written representations and agreements from any non-U.S. resident purchaser that such purchaser agrees to comply with the applicable provisions of Regulation D under the Securities Act, and not to avail themselves of the 40-day holding period of Regulation S.

     6.03 The provisions of Section 6.01 and 6.02 do not apply unless and until BERKSHIRE has completed the full $1,000,000 Offering and funded the net proceeds thereof to SCMS.

VII. NOTICES
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     7.01  All notices and communications regarding this Agreement shall be sent to the following:

If to SCMS:       Gary S. Kofnovec, Chief Financial Officer
                  Scientific Measurement Systems, Inc.
                  2210 Denton Drive
                  Austin, Texas 78758

If to BERKSHIRE:  John Figliolini, President
                  Berkshire International Finance, Inc.
                  551 Fifth Avenue, Suite 605
                  New York, New York 10017

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IN WITNESS WHEREOF, the parties thereto, intending to be legally bound, have executed this Agreement.

                                        BERKSHIRE INTERNATIONAL FINANCE, INC.

                                        By:  /s/ JOHN FIGLIOLINI
                                            -------------------------------
                                             John Figliolini, President

                                        SCIENTIFIC MEASUREMENT SYSTEMS, INC.

                                        By: /s/ GARY S. KOFNOVEC
                                           ---------------------------------
                                            Gary S. Kofnovec, Chief Financial
                                               Officer



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